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                                                                    Exhibit 23.1



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Amended and Restated Incentive Stock Option Plan as of June 25, 1991 of our report dated May 15, 1997, with respect to the consolidated financial statements of PDG Environmental, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1997, filed with the Securities and Exchange Commission.





/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
September 4, 1997